EXHIBIT 10.1
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                              CONSULTING AGREEMENT


      THIS CONSULTING AGREEMENT (this "Agreement"), is made and entered into as of May 4, 2007 (the "Effective Date"), among NORTH ATLANTIC TRADING COMPANY, INC. ("NATC"), NORTH ATLANTIC HOLDING COMPANY, INC. ("NAHC") and collectively with NATC (the "Company"), EVOLUTION PARTNERS, INC. (the "Consultant") and JACK AFRICK (the "Consultant Representative").

                                    AGREEMENT

      1.    Assignment, Duties and Acceptance.

            (a) NAHC and NATC shall engage the Consultant Representative during the Term (as hereinafter defined) as the Vice Chairman of the Board of Directors, President and Chief Executive Officer of NAHC and as Vice Chairman of the Board of Directors of NATC. The Consultant shall assign the Consultant Representative to perform its duties under this Agreement and shall not substitute any other person. Throughout this Agreement, where the context requires, "Consultant" shall refer to Consultant or Consultant Representative. The Consultant shall have the following duties and responsibilities:

                  i. The Consultant shall have primary responsibility for carrying out the business affairs and strategic initiatives of the Company. The Consultant will have signing authority on behalf of the Company. In the event of the Executive Chairman's absence or disability, the Consultant shall perform the duties of the Executive Chairman.

                  ii. The Consultant shall maintain key customer relationships and involve key operating personnel in order to strengthen their relationships with these key customers and suppliers.

                  iii. The Consultant shall represent the Company and its affiliates and perform such duties as requested by the Board of Directors of NAHC or NATC (the "Board").

                  iv. The Consultant will report to the Board and will be involved in all operations of the Company and its affiliates. The Consultant will work closely with the Board and senior management of the Company and will act as the principle liaison and primary conduit of information between management, the Executive Chairman and the Board.

                  v. Whenever necessary, the Consultant will communicate necessary information to the operating personnel on behalf of the Board.




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                  vi.   The Consultant shall have such other duties and
            responsibilities attendant to the position of Vice Chairman of the Board and President of NAHC. The Consultant shall report directly to the Board.

                  vii. The Consultant will maintain his positions as a Board member of both NATC and NAHC.

            (b) The Consultant hereby accepts such engagement and agrees to be available to the Company and the Board to fulfill his duties and responsibilities hereunder on a full-time basis. The Consultant further agrees to accept election and to serve during all or any part of the Term or any Renewal Term as an officer or director of any subsidiary or affiliate of the Company, without any compensation therefor other than that specified in this Agreement.

            (c) The Consultant agrees that any prior consulting agreements between itself or the Consultant Representative and the Company shall terminate upon the Effective Date.

      2. Term of Engagement. As used herein, the "Term" means the period commencing as of April 16, 2007, and ending on April 15, 2008, and shall automatically renew thereafter for successive periods of one (1) year (each a "Renewal Term") unless either party gives written notice of termination of this Agreement at least ninety (90) days prior to the end of the Term or any Renewal Term. Unless otherwise specified, further references in this Agreement to the Term shall include any applicable Renewal Term.

      3.    Compensation.

            (a) During the Term, the Company agrees to pay to the Consultant a fee in cash (the "Fee") as compensation for the services to be performed pursuant to this engagement. The Fee shall be paid at the rate of $350,000 per annum, less such deductions or amounts to be withheld, if any, as shall be required by applicable law and regulations. The Fee shall be paid in equal monthly installments or more frequently in accordance with the Company's salaried payroll payment policy. The Fee shall be reviewed annually and may be increased at the sole discretion of the Board.

            (b) During the Term, Consultant shall be eligible to earn an annual performance bonus award (a "Performance Bonus") the target for which shall be 50% of the Consultant's Fee based upon the achievement of performance goals established by the Board. The Consultant's Performance Bonus for the fiscal year ending December 31, 2007 shall be calculated as if this contract had been in effect as of January 1, 2007. The award of all Company bonuses, however, including Consultant's, are solely at the discretion of the Board of Directors.

            (c) As soon as practicable after the Effective Date, the Consultant Representative shall receive a grant of a stock option for 29,000 shares of common stock of NAHC, on such terms as determined by the Board of Directors.

            (d) The Consultant shall be entitled to be reimbursed by the Company for all reasonable, normal and customary business expenses.


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            (e)   The Consultant Representative shall be entitled to four (4)
weeks vacation time (it being understood that the Consultant will not be compensated for unused days).

            (f) The Consultant Representative shall be entitled to all rights and benefits for which he shall be eligible under any incentive program, retirement, retirement savings, profit-sharing, pension or welfare benefit plan, life, disability, health, dental, hospitalization and other forms of insurance and all other so-called "fringe" benefits or perquisites, in each case at the level as is generally provided to senior executives of the Company, such to include a cellular telephone, and office expenses attributable to Consultant's work for the Company. The Consultant Representative is currently receiving benefits from and pursuant to the National Tobacco Company, LP Retirement Plan for Salaried Employees. Those benefits shall be suspended as long as the Consultant Representative provides services to the Company under this Agreement, and shall resume under the termination of services to the Company under this Agreement. The Consultant Representative also receives benefits under that certain Deferred Compensation Agreement, dated June 1, 1998, between the Company and Consultant Representative, which benefits shall not be interrupted by this Agreement or discontinued during the period this Agreement is in force.

            (g) The Company shall employ an Executive Assistant at the offices of Consultant at a salary to be determined by the Company.

      4.    Termination.

            (a) If during the Term the Consultant Representative shall die, the Consultant shall be entitled to receive in cash an amount calculated as the sum of (i) any accrued and unpaid Fee to the date of such death and (ii) any accrued and unpaid amounts under any plan or program referred to in Section 3(f) to the date of death.

            (b) If during the Term the Consultant Representative shall become physically or mentally disabled, whether totally or partially, so that he is unable substantially to perform his services hereunder for a period of at least 90 days out of any twelve consecutive months (which condition is referred to herein as becoming "Disabled"), the Company may at any time prior to the 90th day after the last day of such twelfth consecutive month, by written notice to the Consultant, terminate the Consultant's services, in which event the Consultant shall be entitled to receive in cash an amount calculated as the sum of (i) any accrued and unpaid Fee to the date of such notice and (ii) any accrued and unpaid amounts under any plan or program referred to in Section 3(f) to the date of such notice. In addition, the Consultant shall be entitled to receive any disability benefits payable pursuant to any plan referred to in
Section 3(f). Nothing herein contained shall be deemed to limit or abrogate any insurance or other similar benefits available to the Consultant.

            (c) This Agreement may be terminated by the Company during the Term for Cause (as hereinafter defined). If during the Term this Agreement shall be lawfully terminated by the Company for Cause or the Consultant shall terminate this Agreement without Good Reason (as hereinafter defined), the Company's obligation to pay the Fee and the Consultant's obligation to render


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services hereunder for the benefit of the Company, shall cease on the date of such termination; provided, however, that within 30 days of the date of such termination, the Company shall pay the Consultant in cash an amount calculated as the sum of (i) any accrued and unpaid Fee to the date of such termination and
(ii) any accrued and unpaid amounts under any plan or program referred to in
Section 3(f) to the date of such termination.

            As used herein, the term "Cause" shall mean only (i) a felony conviction of the Consultant or its Representative (as determined by a court of competent jurisdiction, not subject to further appeal), (ii) the commission by the Consultant Representative of an act of fraud or embezzlement against the Company or any of its affiliates (as determined by a court of competent jurisdiction, not subject to further appeal), (iii) gross misconduct which is demonstrably willful and deliberate on the Consultant Representative's part and which is materially detrimental to the Company or any of its affiliates, (iv) any material breach by the Consultant of any agreement with the Company or any affiliate thereof not cured within 20 days after receiving written notice thereof or (v) gross insubordination to the organizational authority of the Company consisting of the Consultant Representative's continued failure to take specific action which is within his individual control and consistent with his status as a senior Consultant of the Company and his duties and responsibilities hereunder after written notice from the Company of not less than 20 days, provided that such notice shall clearly specify that a failure to take such action may constitute "Cause" for termination under this Agreement.

            As used herein, the term "Good Reason" means any of the following:
(i) the assignment to the Consultant Representative of any duties inconsistent with his status as Vice Chairman of the Board of the Company and President of NAHC or a material adverse alteration in the nature or status of his responsibilities from those provided herein or the transfer of a significant portion of such responsibilities to one or more other persons, (ii) the failure by the Company to pay or provide to the Consultant, within 30 days of a written demand therefor, any amount of compensation or expense reimbursement or any benefit which is due, owing and payable pursuant to the terms hereof or of any applicable plan, program, arrangement or policy; (iii) the breach in any material respect by the Company of any of its other obligations or agreements set forth herein and the failure by the Company to cure such breach within 20 days after written notice thereof from the Consultant; or (iv) the breach by Thomas F. Helms, Jr. of his agreement set forth in Section 5 hereof and the failure by Mr. Helms to cure such breach within 20 days after written notice thereof from the Consultant.

            (d) If during the Term this Agreement shall be terminated by the Company without Cause (and other than pursuant to Section 4(b) or upon 90 day notice of nonrenewal pursuant to Section 2) or by the Consultant for Good Reason, the Consultant shall be entitled to receive a cash payment equal to 12 months of the Consultant's then current Fee, payable in monthly installments. The Consultant Representative shall also receive any benefits under any benefit plan or program of the Company to which the Consultant Representative would otherwise be entitled pursuant to the terms of such plan or program through the Term, or pursuant to any applicable state or federal law.



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            (e)   During the term of the Consultant's engagement with Company and for twelve months after the date of termination of Consultant's engagement (the "Noncompetition Period"), Consultant hereby agrees not to Compete with the Company. For purposes of this section, the term Compete means: (i) soliciting or counseling, personally or by or on behalf of any person, firm or corporation, the employment of any employee of Company, or requesting, inducing or attempting to influence any employee of the Company to terminate his employment with Company; or (ii) directly or indirectly (A) requesting, inducing or attempting to influence any supplier of goods or services to Company to curtail or cancel any business it transacts with curtail or cancel any business they may transact with Company; or (C) engaging in any line of business that the Company is engaged in comprising fifteen percent (15%) or more of the Company's gross sales revenues (based on trailing twelve (12) month period prior to any date of determination). Notwithstanding the foregoing, the provisions of this Section 4(e) shall be effective only during such period for which the Consultant receives payment pursuant to Section 4(d) hereof.

            (f) In the event that the Company is sold either by sale of substantially all of the Company's assets or stock acquisition, this Agreement may be terminated by the Company or the Consultant within 90 days of such event and the Consultant shall receive a payment equal to 1 1/2 times the Consultant's then annual Fee.

      5. Consultant's Agreement with Thomas F. Helms, Jr. ("Helms"). Under the terms of the Amended and Restated Exchange and Stockholders' Agreement, dated as of February 9, 2004, among the Company, NAHC and certain of the stockholders of the NAHC (the "Stockholders' Agreement"), Helms has the right to vote a number of shares of common stock in respect of the election of directors sufficient to elect all of the directors of NAHC. Pursuant to the Amendment, dated May 4, 2007, to Helms' Employment Agreement dated February 14, 2006, Helms agrees that, without the prior written consent of the Consultant Representative so long as the Consultant Representative is engaged as a consultant by the Company, he shall not exercise his right to vote any stock of NAHC whether at a meeting of stockholders, by written consent or otherwise, so as to (i) elect any individual not then serving as a member of the Board of Directors of NAHC (the "NAHC Board") to the NAHC Board or (ii) remove any individual who is serving as a member of the NAHC Board. Notwithstanding the foregoing, if the Consultant Representative is determined to be Disabled (as defined herein), this Section 5 shall cease to have any force and effect.

      6. Assignment. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, neither party shall assign or transfer any rights or obligations hereunder, except that the Company may assign or transfer this Agreement to (a) a successor corporation in the event of a merger, consolidation, or transfer or sale of all or substantially all of the assets, of the Company or (b) an affiliate of the Company; provided that no such assignment referred to in the foregoing clause (a) or (b) shall relieve the Company from liability for its obligations hereunder. Any purported assignment, other than as provided above, shall be null and void.



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      7.    Indemnification. The Company shall indemnify the Consultant in accordance with and to the fullest extent permitted by its certificate of incorporation and by-laws, against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being an officer or director of the Company or of any subsidiary or affiliate of the Company. The Company's obligations under this Section 7 shall survive any termination of this Agreement or the Consultant's engagement hereunder.

      8. Notices. All notices, requests, consents and other communications, required or permitted to be given hereunder, shall be in writing and shall be delivered personally, or sent by facsimile transmission (but only in the case of communications to the Company) or overnight courier, or mailed, first-class, postage prepaid, by registered or certified mail, as follows:

If to the Company:      North Atlantic Trading Company, Inc.
                        North Atlantic Holding Company, Inc.
                        3029 West Muhammad Ali Boulevard
                        Louisville, KY  40212
                        Attn: General Counsel
                        Fax:  (502) 774-9275

If to the Consultant:   Evolution Partners, Inc.
                        3700 Airport Road
                        Suite 307
                        Boca Raton, FL 33431
                        Attn:  Jack Africk
                        Fax:  (561) 394-7484

or such other address or facsimile number (as applicable) as either party shall designate by notice in writing to the other in accordance herewith. Any such notice shall be deemed given when so delivered personally or by facsimile transmission, or if sent by overnight courier, one day after delivery to such courier by the sender, or if mailed, five days after deposit by the sender in the U.S. mails.

      8. Waiver. No waiver of any provision of this Agreement or modification or amendment of the same shall be effective, binding or enforceable unless in writing and signed by the party to be charged therewith.

      9. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

      10. Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, discussions, writings and agreements between them, with respect to the subject matter hereof, including the Consulting Agreement between the Company and Consultant, and the Agreement


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between the Company and Marketing Solutions concerning sales of the Company's products to McLane Company.

                            (Signature Page Follows)





















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      IN WITNESS WHEREOF, the parties hereto have executed this Consulting
Agreement as of the day and year first written above.



                                        NORTH ATLANTIC TRADING COMPANY, INC.


                                        By:  /s/ Lawrence Wexler
                                            ---------------------------------
                                            Name:  Lawrence Wexler
                                            Title: Chief Executive Officer


                                        NORTH ATLANTIC HOLDING COMPANY, INC.


                                        By:  /s/ Thomas F. Helms, Jr.
                                            ---------------------------------
                                            Name:  Thomas F. Helms, Jr.
                                            Title: Executive Chairman


                                        EVOLUTION PARTNERS, INC.


                                        By:  /s/ Jack Africk
                                            ---------------------------------
                                            Name:  Jack Africk
                                            Title: President


                                        CONSULTANT REPRESENTATIVE

                                        /s/ Jack Africk
                                        -------------------------------------
                                            Jack Africk








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